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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): November 23, 2004


                        Commission File Number 001-31921


                      COMPASS MINERALS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                 36-3972986
        (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                Identification Number)


                               8300 College Blvd.
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

         On November 23, 2004 Apollo Management L.P. exercised its right to terminate its Amended and Restated Management Consulting Agreement with Compass Minerals International, Inc. (the "Corporation"). Under the termination provisions of that Agreement, the Corporation will pay Apollo approximately $4.5 million as a final payment for all services rendered under the Agreement. The payment will be expensed in the current period.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         Effective November 24, 2004, the Board of Directors of Compass Minerals International, Inc. (the "Corporation") appointed David J. D'Antoni to the Board of Directors of the Corporation. Mr. D'Antoni, a retired senior vice president and group operating officer of Ashland, Inc., was appointed to a term expiring at the Corporation's 2006 Annual Meeting of Shareholders. Mr. D'Antoni was named to the Compensation Committee and the Environment, Health and Safety Committee of the Board. There are no arrangements or understandings between Mr. D'Antoni and any other persons pursuant to which Mr. D'Antoni was selected as a director. There have been no transactions since the beginning of the Corporation's last fiscal year, or any proposed transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. D'Antoni, or any member of his immediate family, has or will have a direct or indirect material interest.

         On November 24, 2004, the Corporation issued a press release announcing that Mr. D'Antoni has been appointed to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 7.01. REGULATION FD DISCLOSURE

         On November 24, 2004 Compass Minerals International, Inc. issued a press release announcing the resignations of four directors of the Corporation, Joel Asen, Peter Copses, Robert Falk and Scott Kleinman. All of the resigning directors are affiliates of Apollo Management LP. The press release also announced the reduction of the size of the Board from ten members to eight, in addition to the election of a new director as described in Item 5.02 above. The press release is filed herewith as Exhibit 99.1 and is incorporated herein in its entirety by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.       Document
-----------       --------
99.1              Press Release disseminated on November 24, 2004 by Compass
                  Minerals International, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            COMPASS MINERALS INTERNATIONAL, INC.

Date: November 24, 2004                     /s/ Rodney L. Underdown
                                            ------------------------------------
                                            Rodney L. Underdown
                                            Chief Financial Officer